EXECUTION COPY

AMENDMENT NO. 6

TO

RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 6 TO RECEIVABLES PURCHASE AGREEMENT dated as of December 19, 2005 (this “Amendment”) is entered into among INSIGHT RECEIVABLES, LLC (the “Seller”), INSIGHT ENTERPRISES, INC. (the “Servicer”), JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as a Financial Institution and as Agent (in its capacity as Agent, the “Agent”), and JUPITER SECURITIZATION CORPORATION (“Jupiter”). Capitalized terms used herein but not defined herein shall have the meanings provided in the Receivables Purchase Agreement defined below.

W I T N E S S E T H

WHEREAS, the parties hereto are parties to that certain Receivables Purchase Agreement dated as of December 31, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”);

WHEREAS, the parties hereto have agreed to amend the Receivables Purchase Agreement on the terms and conditions hereafter set forth;

NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment. Subject to the fulfillment of the conditions precedent set forth in Section 2 below, the Receivables Purchase Agreement is hereby amended as follows:

1.1 Section 9.1(m) of the Receivables Purchase Agreement is amended and restated in its entirety as follows:

CH1 3402063v.1 December 19, 2005 02:33 PM

(m) The ratio, determined as of the end of each Fiscal Quarter for the then most-recently ended four Fiscal Quarter period, of (a) an amount equal to (i) Consolidated EBITDA during such period minus (ii) Consolidated Capital Expenditures during such period minus (iii) the aggregate amount of cash dividends paid by Insight on its capital stock during such period plus (iv) Consolidated Rentals during such period to (b) an amount equal to (i) Consolidated Interest Expense during such period plus (ii) Consolidated Rentals during such period plus (iii) expenses for taxes paid or taxes accrued during such period plus (iv) the scheduled amortization of the principal portion of Indebtedness during such period (other than amounts owing in connection with Receivables Purchase Facilities permitted under the Credit Agreement), including, without limitation, Capitalized Lease Obligations, all calculated for Insight and its Subsidiaries on a consolidated basis, to be less than 1.25 to 1.00.

1.2 Section 9.1(n) of the Receivables Purchase Agreement is hereby amended and restated as follows:

(n) [Reserved.]

1.3 Schedule 9.1(n) to the Receivables Purchase Agreement is deleted in its entirety.

1.4 The proviso in the definition of “Agreement Accounting Principles” set forth in Exhibit I to the Receivables Purchase Agreement is amended and restated in its entirety as follows:

provided, however, that except as provided in Section 10.4, with respect to the calculation of the financial covenants set forth in Sections 9.1(l) and 9.1(m) (and the defined terms used in such Sections), “Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States as of the Closing Date, applied in a manner consistent with that used in preparing the financial statements of Insight referred to in Section 5.1(y) hereof.

1.5 The definitions of “Facility Termination Date” and “Liquidity Termination Date” set forth in Exhibit I to the Receivables Purchase Agreement are amended and restated in their entirety as follows:

“Facility Termination Date” means the earliest of (i) the Liquidity Termination Date and (ii) the Amortization Date.

“Liquidity Termination Date” means December 19, 2006.

1.6 Exhibit I to the Receivables Purchase Agreement is amended to insert the following definitions in alphabetical order therein:

“Consolidated Rentals” means, with reference to any period, the Rentals of Insight and its Subsidiaries calculated on a consolidated basis for such period.

“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Rentals” of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

SECTION 2. Conditions Precedent. This Amendment shall become effective as of the close of business on the date first above written, subject to the satisfaction of the conditions precedent that (i) the Agent shall have received counterparts of this Amendment, executed by each of the parties hereto and (ii) Jupiter (or the Agent on behalf of Jupiter) shall have received a fully earned and non-refundable renewal fee in an amount equal to $35,000.

SECTION 3. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants that (i) this Amendment constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms, (ii) before and after giving effect to this Amendment, the representations and warranties of each such party, respectively, set forth in Article 5 of the Receivables Purchase Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date. The Seller further represents and warrants that before and after giving effect to this Amendment, no event has occurred and is continuing that constitutes an Amortization Event or a Potential Amortization Event.

SECTION 4. Reference to and Effect on the Receivables Purchase Agreement.

4.1 Upon the effectiveness of this Amendment, (i) each reference in the Receivables Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Receivables Purchase Agreement, as amended hereby, and (ii) each reference to the Receivables Purchase Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Receivables Purchase Agreement as amended hereby.

4.2 Except as specifically amended above, the terms and conditions of the Receivables Purchase Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

4.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or Jupiter under the Receivables Purchase Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

SECTION 5. Costs and Expenses. The Seller agrees to pay on demand all reasonable costs and expenses of the Agent, Jupiter and the Financial Institutions in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, Jupiter and the Financial Institutions with respect thereto and with respect to advising the Agent, Jupiter and the Financial Institutions as to their respective rights and responsibilities hereunder and thereunder.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, BUT NOT LIMITED TO, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

SECTION 8. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

INSIGHT RECEIVABLES, LLC

By: Insight Receivables Holding, LLC, its sole member

By: /s/ James A. McCoy

Name: James A. McCoy
Title: President

INSIGHT ENTERPRISES, INC.

By: /s/ Stanley Laybourne

Name: Stanley Laybourne

Title: CFO

JUPITER SECURITIZATION CORPORATION

By: JPMorgan Chase Bank, N.A., its attorney-in-fact

By: /s/ George S. Wilkins III

Name: George S. Wilkins III
Title: Vice President

JPMORGAN CHASE BANK, N.A.

(successor by merger to Bank One, NA (Main Office Chicago)), as a Financial Institution and as Agent

By: /s/ George S. Wilkins III

Name: George S. Wilkins III
Title: Vice President